SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: February 18, 2005

                           MEDIA SERVICES GROUP, INC.

               (Exact name of Registrant as specified in charter)



  Nevada                       0-16730                 88-0085608
--------------------------------------------------------------------------------
(State or other              (Commission              (I.R.S. Employer
jurisdiction of              File No.)              Identification No.)
incorporation)


                               575 Madison Avenue
                            New York, New York 10022
                    (Address of Principal Executive Offices)

                                  917-339-7134
              (Registrant's telephone number, including area code)

Item 2.02: Results of Operations and Financial Condition

On February 14, 2005, Media Services Group, Inc. (the "Company") announced its results for the second fiscal quarter period ended December 31, 2004.

MSGI did not recognize any revenue for the three months ended December 31, 2004 as two of the Company's new operating divisions were in the development stage. Revenue for completed and shipped projects will be reported in the current quarter ending March 30, 2004.

For the three months ended December 31, 2004, the Company reported a Net Loss of $1,048,810 as compared to a Net Income of $352,367 for the period ended December 31, 2003. The 2003 period included a $559,134 gain from discontinued operations as well as a $280,946 gain from the redemption of preferred stock of a discontinued operation.

The loss was derived from the following funding activities; $431,925 related to corporate overhead, $387,881 related to Innalogic, $178,004 related to FDA and $51,000 related to Excelsa. Funding obligations for all three businesses will be concluded in the current quarter ending March 30, 2004.

For the three months ended December 31, 2004, the Company reported $(0.65) diluted loss per share attributable to common shareholders based on a weighted average of 1,617,199 shares outstanding. This compares $0.27 diluted earnings per share for the period ended December 31, 2003 based on a weighted average of 1,300,827 shares outstanding.

The foregoing summary is qualified in its entirety by the Press Release incorporated herein as Exhibit 99.1.

The information furnished in this Item 2.02 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01: Financial Statements and Exhibits

(a) N/A (b) N/A
(c) The following documents are filed herewith as exhibits to this Form 8-K:

Exhibit No.
99.1     Press Release issued by the Registrant dated February 14, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           MEDIA SERVICES GROUP, INC.

Date: February 18, 2005    By: /s/ Richard J. Mitchell III
                               ----------------------------
                         Name: Richard J. Mitchell III
                        Title: Chief Accounting Officer






                                  EXHIBIT INDEX

Exhibit No.    Description of Exhibit

99.1           Press Release issued by the Registrant dated February 14, 2005.